UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Precipio, Inc.
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4 Science Park

New Haven, Connecticut 06511

Precipio is requesting Shareholders/Brokers vote today to avoid costly adjournment and rescheduling of Annual Shareholders Meeting

NEW HAVEN, CT, (June 16, 2025) – Management of specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO) is requesting that shareholders instruct their brokers to vote their shares immediately today no later than 11pm Eastern Time. In order to ensure that there is a quorum required for the shareholders’ meeting that is scheduled to take place tomorrow, June 17, 2025, at 10 a.m. Eastern Time.

At the time of this press release, approximately 42% of shares have been voted. In order for the company to hold the shareholder meeting, a minimum of 50% of shares must be voted.

If the company is forced to adjourn the shareholder meeting due to insufficient votes, the costs of rescheduling the meeting, which includes hiring a proxy solicitor, legal and other administrative costs could be as high as $100,000 (the current shareholder meeting costs less than $5,000).

Management would like to avoid these unnecessary expenditures.

Regardless of whether you instruct your broker to vote for or against, PLEASE VOTE TODAY BY 11 p.m. Eastern Time to ensure that the quorum requirement is met, and the costs of a rescheduled meeting are avoided.

About Precipio

Precipio is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions in the form of diagnostic products and services. Our products and services deliver higher accuracy, improved laboratory workflow, and ultimately better patient outcomes, which reduce healthcare expenses. Precipio develops innovative technologies in our laboratory where we design, test, validate, and use these products clinically, improving diagnostic outcomes. Precipio then commercializes these technologies as proprietary products that serve the global laboratory community and further scales Precipio’s reach to eradicate misdiagnosis. For more information, please visit www.precipiodx.com.

Please follow us on LinkedIn, Twitter @PrecipioDx and on Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, including other financial projections and potential market opportunity, plans and prospects. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, includes factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated from time to time in the company’s Securities and Exchange Commission filings. The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523